AGREEMENT OF JOINT FILING

This joint filing agreement (this “Agreement”) is made and entered into as of this 10th day of December 2015, by and among TPG Group Holdings (SBS) Advisors, Inc., TPG Group Advisors IV, Inc., TPG Advisors III, Inc., T3 Advisors II, Inc., David Bonderman and James G. Coulter.

The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Form 3, Form 4, Form 5 or Schedule 13D or Schedule 13G, and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Dated: December 10, 2015

TPG Group Holdings (SBS) Advisors, Inc.

By: /s/ Clive Bode

Name: Clive Bode

Title: Vice President

TPG Advisors IV, Inc.

By: /s/ Clive Bode

Name: Clive Bode

Title: Vice President

TPG Advisors III, Inc.

By: /s/ Clive Bode

Name: Clive Bode

Title: Vice President

T3 Advisors II, Inc.

By: /s/ Clive Bode

Name: Clive Bode

Title: Vice President

David Bonderman

By: /s/ Clive Bode

Name: Clive Bode, on behalf of David Bonderman (1)

James G. Coulter

By: /s/ Clive Bode

Name: Clive Bode, on behalf of James G. Coulter (2)

_______________

(1) Clive Bode is signing on behalf of Mr. Bonderman pursuant to an authorization and designation letter dated June 19, 2015, which was previously filed with the Commission as an exhibit to an amendment to Schedule 13D filed by Mr. Bonderman on June 22, 2015 (SEC File No. 005-87680).

(2) Clive Bode is signing on behalf of Mr. Coulter pursuant to an authorization and designation letter dated June 19, 2015, which was previously filed with the Commission as an exhibit to an amendment to Schedule 13D filed by Mr. Coulter on June 22, 2015 (SEC File No. 005-87680).